Exhibit 99.1

** NEWS RELEASE **

HOT TOPIC, INC. REPORTS OCTOBER COMP STORE SALES UP 8.3%

Raises guidance for the 3rd quarter

CITY of INDUSTRY, CA, November 5, 2008 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) today announced the sales results for its fiscal month of October and its fiscal third quarter (four weeks, and thirteen weeks, respectively ended November 1, 2008). A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
OCTOBER:
Hot Topic	$53.3	9.3%	8.4%	-4.7%
Torrid	$11.5	23.6%	7.8%	0.6%
Total Co.	$64.8	11.6%	8.3%	-4.0%
THIRD QUARTER:
Hot Topic	$159.7	2.9%	1.7%	-3.1%
Torrid	$37.6	13.2%	-3.0%	0.4%
Total Co.	$197.3	4.7%	1.0%	-2.6%
YEAR TO DATE:
Hot Topic	$407.9	0.3%	-0.4%	-5.0%
Torrid	$115.2	14.4%	-2.3%	3.5%
Total Co.	$523.1	3.1%	-0.8%	-3.5%

The company raised its third quarter earnings guidance to a range of $0.16 to $0.17 per diluted share versus previous guidance of $0.12 to $0.15 per diluted share.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss third quarter results, business trends, guidance and other matters is scheduled for November 19, 2008 at 4:30 PM (ET). The conference call number is 866-831-6291, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 98453240, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a shopping mall-based specialty retailer operating the Hot Topic and Torrid concepts as well as the music site, ShockHound. Hot Topic offers music/pop culture licensed and influenced apparel, accessories, music and gift items to young men and women principally between the ages of 12 and 22. Torrid, the company’s second concept, provides plus-size fashion-forward apparel, lingerie, shoes and accessories that target young women principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a one-stop, genre-spanning music site loaded with millions of MP3s and a vast selection of artist merchandise, music videos and exclusive editorial content. As of November 1, 2008, the company operated 683 Hot Topic stores in all 50 states and Puerto Rico, 158 Torrid stores, and internet stores www.hottopic.com, www.torrid.com and www.shockhound.com.

In addition to historical information, this news release and the aforementioned prerecorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings, the new online music site, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with internet sales, the effect of high petroleum prices and other economic conditions, the effect of negative conditions in the global capital and credit markets, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, the risk that available cash or mall space will not be adequate for planned expansion, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 2, 2008. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA

Jim McGinty, CFO 626-839-4681 x2675

Megan Hall, Investor Relations 626-839-4681 x2173